Exhibit 10.6
A. SCHULMAN, INC.
AMENDED AND RESTATED
2006 INCENTIVE PLAN
INSTRUCTIONS FOR COMPLETING TIME-BASED AND PERFORMANCE-BASED
CASH AWARD AGREEMENT
FOR EMPLOYEES IN MEXICO, CANADA AND EUROPE
Code Sheet
The following codes are used in this Award Agreement and should be replaced using your computer’s “Replace” function.

VTA	Grantee’s name (all capital letters)

VTB	Grant Date (all capital letters)

Vtb	Grant Date (initial capital letters only)

Vtc	Person to contact for more information

Vtd	Contact’s telephone number, including area code

Vte	Date that is 30 days after the Grant Date (initial capital letters only)

Vtf	Amount of Time-based Award granted (insert only the number in Arabic numerals)

Vtg	Amount of Performance-based Award granted (insert only the number in Arabic numerals)

Vth	Contact’s street address

Vti	Contact’s city, state and zip code

A. SCHULMAN, INC.
AMENDED AND RESTATED
2006 INCENTIVE PLAN
TIME-BASED AND PERFORMANCE-BASED
CASH AWARD AGREEMENT GRANTED TO VTA on VTB
A. Schulman, Inc. (“Company”) believes that its business interests are best served by extending to you an opportunity to earn additional compensation based on the growth of the Company’s business. To this end, the Company adopted, and its stockholders approved, the A. Schulman, Inc. Amended and Restated 2006 Incentive Plan (“Plan”) as a means through which employees like you may share in the Company’s success. Capitalized terms that are not defined herein shall have the same meanings as in the Plan.
This Award Agreement describes many features of your Award and the terms and conditions of your Award. To ensure you fully understand these terms and conditions, you should:
•	Read the Plan carefully to ensure you understand how the Plan works;
•	Read this Award Agreement carefully to ensure you understand the nature of your Award and what you must do to earn it; and
•	Contact Vtc at Vtd if you have any questions about your Award.
Also, no later than Vte, you must return a signed copy of the Award Agreement to:
Vtc
A. Schulman, Inc.
Vth
Vti
Nature of Your Award
You have been granted a Cash-Based Award. The conditions affecting your Award are described in this Award Agreement and the Plan, both of which you should read carefully.
Grant Date: Vtb.
Amount of Award: You have been granted a Cash-Based Award equal to $Vtf (“Time-based Award”) and a Cash-Based Award equal to $Vtg (“Performance-based Award”), subject to the terms and conditions of this Award Agreement and the Plan. The Time-based Award and the Performance-based Award are hereinafter referred to collectively as the “Award.”

When Your Award Will Vest
Your Award will be settled or will be forfeited depending on whether the applicable terms and conditions have been met.
[1]	Time-based Award
Normal Time-based Vesting Date: Normally, subject to your continued employment with the Company or a Related Entity, your Time-based Award will vest with respect to 33 1/3% of the total amount underlying such Time-based Award on each of the first, second and third anniversaries of the Grant Date. For purposes of this Section [1], each 12-month period ending on an anniversary of the Grant Date shall be referred to as a “Vesting Year.”
However, your Time-based Award may vest earlier in the circumstances described below.
How Your Time-based Award Might Vest Earlier Than the Normal Time-based Vesting Date: Your Time-based Award will immediately vest if there is a Change in Control.
How Your Termination Will Affect Your Time-based Award: You may forfeit your Time-based Award if you Terminate before the Normal Time-based Vesting Date, although this will depend on why you Terminate.
•	If you Terminate because of [a] death or [b] Disability, your Time-based Award will fully vest on your Termination date.
•	If you Terminate because of Retirement and if the Committee agrees to treat your Termination as a Retirement, a prorata portion of your Time-based Award will vest on your Retirement date equal to [1] the amount of your unvested Time-based Award that would have become vested if you had remained employed through the end of the Vesting Year in which you Terminate, multiplied by [2] a fraction, the numerator of which is the number of whole months you were employed during such Vesting Year and the denominator of which is 12.
•	If you Terminate under any other circumstances, all of your Time-based Award granted through this Award Agreement will be forfeited on your Termination date.
[2]	Performance-based Award
Normal Performance-based Vesting Date: Except as otherwise provided in this Award Agreement, the amount of your Performance-based Award that will vest on the Normal Performance-based Vesting Date will be determined by reference to both: [1] whether the Company’s Total Shareholder Return is positive or negative during the Performance Period; and [2] the relative performance of the Company’s Total Shareholder Return as compared to the Peer Group Companies during the Performance Period. The amount of your Performance-based Award that will vest on the Normal Performance-based

Vesting Date will equal the total amount of your Performance-based Award, multiplied by the applicable percentage as set forth in the tables below. If the Company’s Total Shareholder Return is between two percentages, the amount of your Performance-based Award that vests will be interpolated by the Company. Notwithstanding the foregoing, any portion of your Performance-based Award that does not vest as of the Normal Performance-based Vesting Date shall be forfeited.

Relative Performance of Total Shareholder
Return to Peer Group Companies	Negative Total Shareholder Return
Less than 50th Percentile	0%
50th Percentile	25%
75th Percentile or Greater	50%

Relative Performance of Total Shareholder
Return to Peer Group Companies	Positive Total Shareholder Return
25th Percentile or Less	0%
50th Percentile	50%
75th Percentile or Greater	100%
“Total Shareholder Return” for the Performance Period is calculated by first taking the theoretical value of $100 invested in the Shares at the 30-day average price of the Shares as of the Grant Date (i.e., the average daily closing price over the 30-day period preceding the Grant Date) and the theoretical value of $100 invested with each of the peer group companies in the S&P Special Chemicals Index (the “Peer Group Companies”) using the same 30-day average methodology as of the Grant Date. On the third anniversary of the Grant Date (the “Normal Performance-based Vesting Date”), the value of the Shares (using the average daily closing price over the 30 days preceding the Normal Performance-based Vesting Date and assuming all dividends are reinvested) is compared with the value of each of the Peer Group Companies (using the same 30-day average methodology as of the Normal Performance-based Vesting Date and again assuming that all dividends are reinvested).
For purposes of the Performance-based Award granted pursuant to this Award Agreement, the Performance Period is the period beginning on the Grant Date and ending on the third anniversary thereof.
However, your Performance-based Award may vest earlier in the circumstances described below.
How Your Performance-based Award Might Vest Earlier Than the Normal Performance-based Vesting Date: Your Performance-based Award will immediately vest and all performance objectives will be deemed to have been met if there is a Change in Control.
How Your Termination Will Affect Your Performance-based Award: You may forfeit your Performance-based Award if you Terminate before the Normal Performance-based Vesting Date, although this will depend on why you Terminate.

[A] If you Terminate because of [i] death, [ii] Disability or [iii] after qualifying for Retirement if the Committee agrees to treat your Termination as a Retirement, a prorata portion of your Performance-based Award granted through this Award Agreement will vest but only if the performance criteria described above are actually met at the Normal Performance-based Vesting Date:

Amount of Performance-based Award that would have vested if you had not Terminated before the Normal Performance-based Vesting Date	X	the number of whole months between the Grant Date and your Termination date 36
If those performance criteria are not met, all of your Performance-based Award will be forfeited.
[B] If you Terminate under any other circumstances, all of your Performance-based Award granted through this Award Agreement will be forfeited.
Settling Your Award
Your vested Award will be settled within 60 days following the applicable vesting date.
Other Rules Affecting Your Award
Beneficiary Designation: You may name a beneficiary or beneficiaries to receive any portion of your Award and any other right under the Plan that is unsettled at your death. To do so, you must complete a beneficiary designation form by contacting Vtc at Vtd or the address below. If you previously completed a valid beneficiary designation form, such form shall apply to the Award until changed or revoked. If you die without completing a beneficiary designation form or if you do not complete that form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
Tax Withholding: Applicable withholding taxes must be withheld with respect to your Award. These taxes may be paid in one of several ways. They are:
•	By the Company withholding this amount from other amounts owed to you (e.g., from your salary);
•	By giving the Company a check (payable to “A. Schulman, Inc.”) in an amount equal to the taxes that must be withheld; or
•	By having the Company withhold a portion of the cash payment that otherwise would be distributed to you equal to the taxes that must be withheld.
You must choose the approach you prefer before the Award is settled, although the Company may reject your preferred method for any reason (or for no reason). If this happens or if you do not choose a method within 30 days of the applicable settlement date, the Company will specify (from among the alternatives just listed) how these taxes are to be paid.

Transferring Your Award: Normally, your Award may not be transferred to another person. However, as described above, you may complete a beneficiary designation form to name the person to receive any portion of your Award that is settled after you die.
Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable.
Other Agreements: Also, your Award will be subject to the terms of any other written agreements between you and the Company or a Related Entity to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
Adjustments to Your Award: Subject to the terms of the Plan, your Award will be adjusted, if appropriate, to reflect any change to the Company’s capital structure.
Other Rules: Your Award also is subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of this Award.
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You may contact Vtc at the address or number given below if you have any questions about your Award or this Award Agreement.
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Your Acknowledgment of Award Conditions
Note: You must sign and return a copy of this Award Agreement to Vtc at the address given below no later than Vte.
By signing below, I acknowledge and agree that:
•	A copy of the Plan has been made available to me;
•	I understand and accept the conditions placed on my Award and understand what I must do to earn my Award;
•	I will consent (in my own behalf and in behalf of my beneficiaries and without any further consideration) to any change to my Award or this Award Agreement to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of my Award and reduce its value or potential value; and
•	I must return a signed copy of this Award Agreement to the address shown below by Vte.

VTA	A. SCHULMAN, INC.

By:

(signature)

Date signed:	Date signed:

A signed copy of this Award Agreement must be sent to the following address no later than Vte:
Vtc
A. Schulman, Inc.
Vth
Vti
Vtd